Exhibit 10.7

[Date]

PERSONAL AND CONFIDENTIAL

[Name]

[Address]

Dear [Name]:

As you are aware, Montauk Renewables, Inc. (“Montauk Renewables”), a company formed at the direction of Montauk Holdings Limited (the “Company”), is in the process of conducting an initial public offering of its stock (the “IPO”). We understand that, in anticipation of the IPO and in consideration for your employment with Montauk Renewables or any of its subsidiaries following the IPO, you agree to forfeit your options set forth on Exhibit A hereto (the “Options”) granted under the Company’s Employee Share Appreciation Rights Scheme for US Affiliates, dated October 29, 2015 (the “SAR Scheme”).

To that end, effective as of [Date], you hereby agree that the Options will be cancelled in their entirety and any rights you previously held with respect thereto will be forfeited. Consequently, you will not be entitled to any continued vesting of or payment for the Options, nor will you be able to exercise vested but unexercised Options, and the Notice(s) of Grant and related Terms and Conditions of Option Award(s) associated with such Options are hereby terminated in their entirety. By acknowledging this letter agreement, you hereby fully, finally, and forever release, discharge and agree not to enforce any claim, cause of action, right, title or interest against the Company, Montauk Renewables, their respective affiliates and subsidiaries, and their respective past and present directors, managers, members and officers and respective successors, assigns, heirs, legal representatives, executors, administrators and affiliates of the foregoing (collectively, the “Releasees”) of, from and with respect to any and all claims, demands, covenants, actions, causes of action, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which you and/or your heirs, executors, administrators, legal representatives, successors and assigns now have, have ever had or may have after the date of this letter against the respective Releasees on account of, arising out of or relating in any way to the Options, the SAR Scheme and the Notice(s) of Grant and related Terms and Conditions of Option Award(s) entered into in connection therewith.

Please acknowledge your acceptance of this letter agreement in the space provided below and return an executed copy of this letter to my attention.

Sincerely,

[Name]
[Title]

Acknowledged and Accepted this _____ day of ___________, 2021.

[Name]

Exhibit A

Date of Grant	Number of Shares Subject to Options	Exercise Price